Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Second Quarter 2023 Operating Results
Indianapolis, Indiana, July 31, 2023 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2023. For the quarters ended June 30, 2023 and 2022, net income attributable to common shareholders was $32.1 million, or $0.15 per diluted share, compared to net income of $13.1 million, or $0.06 per diluted share, respectively. For the six months ended June 30, 2023 and 2022, net income attributable to common shareholders was $37.4 million, or $0.17 per diluted share, compared to net loss of $3.7 million, or $0.02 per diluted share, respectively.
Company raises 2023 guidance
Leased over 1.3 million square feet at 14.8% comparable blended cash leasing spreads
Same Property NOI increased by 5.7% on a year-over-year basis
Lowered leverage to 5.0x, an all-time low for KRG
“The KRG team delivered another quarter of outstanding operating results, leasing over 1.3 million square feet at nearly 15% comparable blended cash leasing spreads,” said John A. Kite, Chairman and CEO. “The combination of our superior operating platform and high-quality portfolio has enabled KRG’s outperformance to continue. Based on the strength of our fortified balance sheet and continued tenant demand, we are proactively enhancing the quality of our tenants and redefining our long-term embedded growth profile.”
Second Quarter 2023 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $113.7 million, or $0.51 per diluted share.
▪Same Property NOI increased by 5.7%.
▪Executed 190 new and renewal leases representing over 1.3 million square feet.
▪Blended cash leasing spreads of 14.8% on 146 comparable leases, including 45.5% on 29 comparable new leases, 11.9% on 64 comparable non-option renewals and 8.6% on 53 comparable option renewals.
▪Cash leasing spreads of 24.0% on a blended basis for comparable new and non-option renewal leases, excluding option renewals.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $20.19 at June 30, 2023, a 2.7% increase year-over-year.
▪Retail portfolio leased percentage of 94.1% at June 30, 2023, a 30-basis point increase on a year-over-year basis.
▪The leased percentage includes the impact of eight Bed Bath & Beyond leases that were terminated as of June 30, 2023, in connection with its initial bankruptcy proceedings, which impacted the leased rate by 60 basis points.
▪Portfolio leased-to-occupied spread of 200 basis points, which equates to $27 million of signed-not-open NOI.

Second Quarter 2023 Capital Allocation Activity
▪Sold Kingwood Commons (Houston, TX), a 158,172 square foot neighborhood center, for $27.4 million.
▪Sold Pan Am Plaza (Indianapolis, IN), an undeveloped land parcel and parking garage, for $52.0 million.
▪The Company currently has two active development projects with limited future capital commitments of $34.9 million.
Second Quarter 2023 Balance Sheet Overview
▪As of June 30, 2023, the Company’s net debt to Adjusted EBITDA was 5.0x.
▪As previously disclosed, the Company closed on a $95.1 million 10-year mortgage at a fixed interest rate of 5.36% secured by its One Loudoun Residential joint venture project in Ashburn, Virginia. The mortgage generated gross proceeds of $92.7 million at the Company’s share.
▪As of June 30, 2023, the Company’s $1.1 billion revolving line of credit was undrawn.
Dividend
On July 28, 2023, the Company’s Board of Trustees declared a third quarter 2023 dividend of $0.24 per common share, which represents a 9.1% year-over-year increase. The third quarter dividend will be paid on or about October 13, 2023, to shareholders of record as of October 6, 2023.
2023 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.21 to $0.25 per diluted share in 2023. The Company is raising its 2023 NAREIT FFO guidance range to $1.96 to $2.00 per diluted share from $1.92 to $1.98 per diluted share, based, in part, on the following key assumptions at the midpoint:
▪2023 same property NOI range of 3.0% to 4.0%, which represents a 75-basis point increase at the midpoint.
▪Bad debt reserves of 1.25% of total revenues for the remainder of 2023.
▪Assumes no additional revenue from Bed Bath & Beyond Inc.
The following table reconciles the Company’s 2023 net income guidance range to the Company’s 2023 NAREIT FFO guidance range:

	Low	High

Net income	$0.21	$0.25
Gain on sales of operating properties, net	(0.13)	(0.13)
Depreciation and amortization	1.88	1.88
NAREIT FFO	$1.96	$2.00
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, August 1, 2023, at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: Second Quarter 2023 Webcast. The dial-in registration link is: Second Quarter 2023 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of

June 30, 2023, the Company owned interests in 181 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.6 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, Maryland, New York, and North Carolina; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; our ability to enhance the quality of our tenants and redefine our long-term embedded growth profile; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets:
Investment properties, at cost	$7,670,365	$7,732,573
Less: accumulated depreciation	(1,244,282)	(1,161,148)
Net investment properties	6,426,083	6,571,425

Cash and cash equivalents	129,254	115,799
Tenant and other receivables, including accrued straight-line rent of $51,355 and $44,460, respectively	109,552	101,301
Restricted cash and escrow deposits	5,700	6,171
Deferred costs, net	353,714	409,828
Prepaid and other assets	130,485	127,044
Investments in unconsolidated subsidiaries	10,311	10,414
Total assets	$7,165,099	$7,341,982

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,937,963	$3,010,299
Accounts payable and accrued expenses	178,227	207,792
Deferred revenue and other liabilities	289,671	298,039
Total liabilities	3,405,861	3,516,130

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	60,927	53,967

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,374,275 and 219,185,658 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	2,194	2,192
Additional paid-in capital	4,894,907	4,897,736
Accumulated other comprehensive income	71,323	74,344
Accumulated deficit	(1,275,617)	(1,207,757)
Total shareholders’ equity	3,692,807	3,766,515
Noncontrolling interests	5,504	5,370
Total equity	3,698,311	3,771,885
Total liabilities and equity	$7,165,099	$7,341,982

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Rental income	$205,836	$196,205	$408,899	$387,097
Other property-related revenue	1,883	3,729	3,799	4,919
Fee income	1,040	2,671	2,811	4,980
Total revenue	208,759	202,605	415,509	396,996

Expenses:
Property operating	27,232	26,123	54,546	52,051
Real estate taxes	26,697	27,883	53,880	54,742
General, administrative and other	14,499	13,809	27,883	27,118
Merger and acquisition costs	—	(27)	—	898
Depreciation and amortization	109,462	119,761	217,533	241,265
Total expenses	177,890	187,549	353,842	376,074

Gain on sales of operating properties, net	28,440	23,958	28,440	27,126

Operating income	59,309	39,014	90,107	48,048
Other (expense) income:
Interest expense	(27,205)	(25,709)	(52,630)	(51,223)
Income tax (expense) benefit of taxable REIT subsidiary	(45)	188	(16)	259
Equity in earnings (loss) of unconsolidated subsidiaries	118	114	(126)	(200)
Other income (expense), net	304	(162)	707	(265)
Net income (loss)	32,481	13,445	38,042	(3,381)
Net income attributable to noncontrolling interests	(423)	(314)	(593)	(292)
Net income (loss) attributable to common shareholders	$32,058	$13,131	$37,449	$(3,673)

Net income (loss) per common share – basic and diluted	$0.15	$0.06	$0.17	$(0.02)

Weighted average common shares outstanding – basic	219,354,275	219,073,778	219,294,255	219,027,729
Weighted average common shares outstanding – diluted	220,032,366	219,744,300	219,999,440	219,027,729

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss)	$32,481	$13,445	$38,042	$(3,381)
Less: net income attributable to noncontrolling interests in properties	(30)	(182)	(134)	(326)
Less: gain on sales of operating properties, net	(28,440)	(23,958)	(28,440)	(27,126)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	109,736	120,128	218,045	241,975
FFO of the Operating Partnership(1)	113,747	109,433	227,513	211,142
Less: Limited Partners’ interests in FFO	(1,547)	(1,377)	(3,054)	(2,495)
FFO attributable to common shareholders(1)	$112,200	$108,056	$224,459	$208,647
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.51	$0.49	$1.02	$0.95
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.51	$0.49	$1.02	$0.95

FFO of the Operating Partnership(1)	$113,747	$109,433	$227,513	$211,142
Add: merger and acquisition costs	—	(27)	—	898
Less: prior period collection impact	—	(958)	—	(2,054)
FFO, as adjusted, of the Operating Partnership	$113,747	$108,448	$227,513	$209,986
FFO, as adjusted, per share of the Operating Partnership – basic	$0.51	$0.49	$1.02	$0.95
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.51	$0.49	$1.02	$0.94

Weighted average common shares outstanding – basic	219,354,275	219,073,778	219,294,255	219,027,729
Weighted average common shares outstanding – diluted	220,032,366	219,744,300	219,999,440	219,780,539

Weighted average common shares and units outstanding – basic	222,388,487	221,879,784	222,287,815	221,655,238
Weighted average common shares and units outstanding – diluted	223,066,578	222,550,306	222,993,000	222,408,048

FFO, as defined by NAREIT, per diluted share/unit
Net income (loss)	$0.15	$0.06	$0.17	$(0.02)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: gain on sales of operating properties, net	(0.13)	(0.11)	(0.13)	(0.12)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.49	0.54	0.98	1.09
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.51	$0.49	$1.02	$0.95
Add: merger and acquisition costs	0.00	0.00	0.00	0.00
Less: prior period collection impact	0.00	0.00	0.00	(0.01)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.51	$0.49	$1.02	$0.94
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) in 2022, the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change

Number of properties in same property pool for the period(1)	177	177		177	177

Leased percentage at period end	94.2%	94.0%	94.2%	94.0%
Economic occupancy percentage(2)	92.3%	91.5%	92.3%	90.9%

Minimum rent	$147,401	$142,219		$293,679	$282,711
Tenant recoveries	40,779	40,555		82,903	80,829
Bad debt reserve	(39)	(1,943)		(1,738)	(3,550)
Other income, net	1,912	995		4,337	2,187
Total revenue	190,053	181,826		379,181	362,177

Property operating	(23,271)	(22,000)		(46,970)	(44,684)
Real estate taxes	(26,348)	(26,974)		(52,769)	(54,165)
Total expenses	(49,619)	(48,974)		(99,739)	(98,849)

Same Property NOI	$140,434	$132,852	5.7%	$279,442	$263,328	6.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$140,434	$132,852		$279,442	$263,328
Net operating income – non-same activity(3)	13,356	13,076		24,830	21,895
Total property NOI	153,790	145,928	5.4%	304,272	285,223	6.7%
Other income, net	1,417	2,811		3,376	4,774
General, administrative and other	(14,499)	(13,809)		(27,883)	(27,118)
Merger and acquisition costs	—	27		—	(898)
Depreciation and amortization	(109,462)	(119,761)		(217,533)	(241,265)
Interest expense	(27,205)	(25,709)		(52,630)	(51,223)
Gain on sales of operating properties, net	28,440	23,958		28,440	27,126
Net income attributable to noncontrolling interests	(423)	(314)		(593)	(292)
Net income (loss) attributable to common shareholders	$32,058	$13,131		$37,449	$(3,673)
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Edwards Multiplex – Ontario, which was reclassified from our operating portfolio into redevelopment in March 2023; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2023, the same property pool excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Edwards Multiplex – Ontario, which was reclassified from our operating portfolio into redevelopment in March 2023; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.

Kite Realty Group Trust
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2023

Net income	$32,481
Depreciation and amortization	109,462
Interest expense	27,205
Income tax expense of taxable REIT subsidiary	45
EBITDA	169,193
Unconsolidated Adjusted EBITDA	773
Gain on sales of operating properties, net	(28,440)
Other income and expense, net	(422)
Noncontrolling interests	(170)
Adjusted EBITDA	$140,934

Annualized Adjusted EBITDA(1)	$563,736

Company share of Net Debt:
Mortgage and other indebtedness, net	$2,937,963
Plus: Company share of unconsolidated joint venture debt	47,823
Less: Partner share of consolidated joint venture debt(2)	(10,068)
Less: cash, cash equivalents, and restricted cash	(137,669)
Less: debt discounts, premiums and issuance costs, net	(27,774)
Company share of Net Debt	$2,810,275

Net Debt to Adjusted EBITDA	5.0x
(1)Represents Adjusted EBITDA for the three months ended June 30, 2023 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) Adjusted EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.